UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 2, 2005

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Denver, Colorado

80241

(Address of Principal Executive Offices)

(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

Fischer Imaging Corporation (“Fischer” or the “Company”) today held its Annual Meeting of Stockholders.  At the meeting, Mr. Taylor Simonton was elected as a Class II director, to serve a three-year term ending in the year 2008.  In addition, the Company announced the appointment of Steven Durnil as Chief Operating Officer of the Company.  Mr. Durnil previously served as Vice President Manufacturing/ Supply Chain for Fischer.

The Company reviewed the status of its business and financial results for the first quarter and stated that it intends to continue to explore strategic alternatives.  The Company recently retained Nomura Securities International, Inc. to assist in this process.  In addition, in response to a stockholder question regarding the loss suffered by Fischer’s European operations, a loss of approximately $340,000 for the first quarter was mistakenly reported.  The correct number is approximately $499,000.  The Company announced that it will explore whether to retain the European operations and is currently considering a preliminary proposal to transfer the operations to a third party.

Certain statements contained in this Form 8-K constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements regarding the Company’s intent to explore strategic alternatives and consideration of whether to retain or transfer its European operations, and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from such forward-looking statements, certain of which are described as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2004.  Readers are cautioned to avoid placing undue reliance on such forward-looking statements, which speak only as of the date the statements are made.  It is recommended that our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 be read together with this Form 8-K to better understand our business, results of operations and financial condition as reported in this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: June 2, 2005	By:	/s/ DAVID KIRWAN
David Kirwan
Senior Vice President and Chief Financial Officer